Exhibit 99.1

Contact:
Karen Chang
Senior Vice President &

Chief Financial Officer

Phone: (215) 564-5900
Email: ir@luminentcapital.com

LUMINENT ANNOUNCES EXPANSION OF PORTFOLIO MANAGEMENT TEAM

PHILADELPHIA, PA, June 23, 2008 — Luminent Mortgage Capital, Inc. (OTCBB: LUMC) announces the appointment of Barry D. Weiss, CFA, as its new Chief Investment Officer and Eric Richter, CFA, as a Portfolio Manager, effective June 30, 2008.

“I am pleased to announce the addition of Mr. Weiss and Mr. Richter to our team,” said Zachary H Pashel, Chief Executive Officer. “Both Mr. Weiss and Mr. Richter are proven portfolio managers each with over 12 years experience investing in structured products, primarily focused on both agency and non-agency mortgage-backed securities. Their expertise, coupled with our existing credit analysis infrastructure, is integral to building a successful asset management platform.”

Mr. Weiss commented, “I look forward to joining the Luminent team. As its Chief Investment Officer, I intend to take advantage of the opportunities that have arisen in the mortgage market.”

Mr. Weiss was a Vice President/Portfolio Manager for HarbourView Asset Management & Oppenheimer Funds Inc., and the Portfolio Manager for the AAArdvark portfolios, in charge of making investment decisions and setting portfolio strategy. Mr. Weiss was additionally a co-portfolio manager for the Centennial Money Market Trust, the Centennial Government Trust, the Oppenheimer Cash Reserves, and the Oppenheimer Money Fund/VA, where he was primarily responsible for co-managing more than $35 billion of assets. In January 2008, i-MoneyNet named Mr. Weiss Portfolio Manager of the Year, as Oppenheimer Cash Reserves was its category’s highest gross return for 2007. Mr. Weiss had been with Oppenheimer Funds since 2000 serving in various roles. Previously, he worked at Fitch IBCA, Inc., where he was an Associate Director in the Structured Finance Group. Prior to joining Fitch IBCA in 1996, Mr. Weiss spent eight years in the Office of the Mayor, Office of Management and Budget of the City of New York. Mr. Weiss has earned a B.S. from the University of South Dakota and a MFA from Brooklyn College, and is a Chartered Financial Analyst.

Mr. Richter was a Vice President/ Portfolio Manager for HarbourView Asset Management & Oppenheimer Funds Inc. since February 2006. Mr. Richter has an extensive background in structured products, and was focused on the AAArdvark products, specializing in residential mortgage-backed securities, commercial mortgage-backed securities, asset-backed securities, and collateralized debt obligation investments. Prior to joining Oppenheimer Funds/HarbourView, Mr. Richter was an Investment Officer at the Alaska Permanent Fund Corp. Mr. Richter spent eight years at Loomis Sayles & Co as a senior analyst responsible for mortgage-backed and asset-backed securities. Mr. Richter spent five years at Schroders as a fixed income portfolio manager, managing US investment grade fixed income portfolios. Mr. Richter earned a B.A. in economics from the University of Massachusetts at Amherst, and an M.B.A. in finance from the New York University Stern School of Business. Mr. Richter is a Chartered Financial Analyst.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent’s control and are based on the information currently available to Luminent’s management. Luminent faces many risks that could cause its actual performance to differ materially from the results expressed or implied by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that principal payment rates may change, that Luminent may experience unanticipated margin calls, that the collateral securing its indebtedness may become illiquid with a resulting drop in value, that Luminent may not be able to maintain its qualification as a REIT for federal income tax purposes, that Luminent may experience the risks associated with investing in mortgage related securities, including changes in business conditions and the general economy, and that Luminent’s strategies may not be effective (including portfolio management and hedging strategies and strategy to protect net interest spreads). Luminent’s filings with the Securities and Exchange Commission contain a more complete description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or financial condition may differ materially from the results, performance or financial condition contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. The contents of this press release is qualified in its entirety to the appropriate documents filed with the SEC on Form 8-K.

ADDITIONAL INFORMATION

Luminent LLC, an affiliate of the Company, has filed a Form S-4 registration statement with the SEC, which contains a preliminary proxy statement/prospectus relating to the Company’s 2008 annual meeting of stockholders and other relevant documents in connection with the proposed restructuring. The definitive proxy statement/prospectus will be mailed to the stockholders of the Company when it becomes available. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials, when they become available, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents by contacting Karen Chang, Luminent Mortgage Capital, Inc., 1515 Market Street, Suite 2000, Philadelphia, PA 19102; telephone: (215) 564-5900.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning such participants’ ownership of the Company’s common stock will be set forth in the proxy statement/prospectus when it becomes available. This communication does not constitute an offer of any securities for sale.